Exhibit 99.1

Shoals Technologies Group, Inc. Reports Financial Results for Second Quarter 2026
–Quarterly Revenue of $163.4 million –
–Income from Operations of $18.7 million –
–Net Income of $12.1 million –
–Adjusted EBITDA1 of $31.6 million –
–Backlog and Awarded Orders of $801.4 million –
–Provides Third Quarter and Reaffirms Full-year Outlook –

PORTLAND, TN. – August 4, 2026 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a global leader in electrical infrastructure solutions for the energy transition market, today announced results for its second quarter ended June 30, 2026.

“The year is progressing well, with second quarter revenue and Adjusted EBITDA within our expected range. The market remains resilient as evidenced by our record backlog and awarded orders of $801.4 million. We have completed the move into our new facility and are steadily making progress towards improving productivity,” said Brandon Moss, CEO of Shoals.

“At Shoals, we’ve stayed focused on strengthening our core business while strategically expanding into high-growth markets that are shaping the future of energy, and that strategy is yielding results. With our market position, manufacturing footprint, and innovation pipeline, we believe we’re exceptionally well positioned for what lies ahead and we’re excited by the opportunities in front of us,” said Mr. Moss.

Second Quarter 2026 Financial Results
Revenue increased 47.4%, to $163.4 million, compared to $110.8 million for the prior-year period, driven by strong underlying demand of products, the impact of market share capture initiatives, and an increase in volume of projects in the current year.

1Non-GAAP financial measures referenced in this release are used by management to assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation in this release. Non-GAAP measures should not be used as a substitute for the closest comparable GAAP measures.

Gross profit was $49.5 million, compared to $41.2 million in the prior-year period. Gross profit as a percentage of revenue was 30.3% compared to 37.2% in the prior-year period. Gross profit as a percentage of revenue declined year over year primarily due to operational inefficiencies associated with the ramp-up and transition into the new manufacturing facility and product mix within the quarter, along with costs incurred to address product quality matters, including rework and corrective actions, as well as material-related inefficiencies and incremental lease accounting amortization.

General and administrative expenses were $28.5 million, compared to $23.1 million during the same period in the prior year. The increase in general and administrative expenses was the result of a $4.4 million increase in cash and share-based incentive compensation expense due to increased headcount in comparison to the prior-year period.

Income from operations was $18.7 million, compared to $16.0 million during the prior-year period.

Net income was $12.1 million compared to $13.9 million during the prior-year period. Earnings per share was $0.07 in the current period and $0.08 in the prior-year period.

Adjusted EBITDA1 was $31.6 million, compared to $24.7 million in the prior-year period.

Adjusted Net Income1 was $19.7 million compared to $17.1 million during the prior-year period. Adjusted Diluted Earnings Per Share1 was $0.12 compared to $0.10 in the prior-year period.

Backlog and Awarded Orders
The Company’s backlog and awarded orders as of June 30, 2026, were $801.4 million, representing a 19.4% increase compared to the prior-year period and a 5.7% sequential increase from March 31, 2026. The increase in backlog and awarded orders as compared to the prior-year period reflects consistent demand for the Company’s innovative products, with growth in emerging battery energy storage markets.

Backlog represents signed purchase orders or contractual minimum purchase commitments with take-or-pay provisions and awarded orders are orders we are in the process of documenting with a contract but for which a contract has not yet been signed.

Third Quarter 2026 Outlook
At this time, the Company is providing an outlook for the third quarter. Based on current business conditions, business trends and other factors, for the quarter ending September 30, 2026, the Company expects:
•Revenue in the range of $150 million to $170 million; and
•Adjusted EBITDA1 in the range of $32 million to $37 million.

Full Year 2026 Outlook
Based on current business conditions, business trends and other factors, for the full year 2026, the Company continues to expect:
•Revenue in the range of $600 million to $640 million;
•Adjusted EBITDA1 in the range of $118 million to $132 million;
•Cash flow from operations in the range of $65 million to $85 million;
•Capital expenditures in the range of $20 million to $30 million; and
•Interest expense in the range of $8 million to $12 million.

A reconciliation of Adjusted EBITDA1 guidance, which is a forward-looking measure that is a non-GAAP measure, to the most closely comparable GAAP measure is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measure may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted Net Income. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future.

Webcast and Conference Call Information
Company management will host a webcast and conference call on August 4, 2026, at 8:00 a.m. Eastern Time, to discuss the Company’s financial results.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at https://investors.shoals.com.

About Shoals Technologies Group, Inc.
Shoals Technologies Group is a leading manufacturer of advanced electrical infrastructure solutions for mission-critical applications across utility scale solar, battery storage, and data center power systems. Since its founding in 1996, the Company has designed innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability at scale. Shoals Technologies Group is a recognized leader in the energy transition industry. For additional information, please visit: https://www.shoals.com.

Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com

Forward-Looking Statements
This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations; expectations regarding the utility-scale solar market; project delays; regulatory environment, including changes or potential changes to such environment; the effects of strategic pricing actions, volume discounts and customer mix in our key markets; pipeline and orders; business strategies, plans and expectations, including sales and marketing goals; technology developments; financing and investment plans; warranty and liability accruals and estimates of loss or gains; estimates of potential loss related to the wire insulation shrinkback matter discussed in our public filings; litigation strategy and expected benefits or results from the current intellectual property and wire insulation shrinkback litigation; potential growth opportunities, including opportunities associated with our entry into new markets; and production and capacity at our plants. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
Some of the key factors and scenarios that could cause actual results to differ from our expectations include, among others, if demand for solar energy projects diminishes, we may not be able to grow, and our financial results, business and prospects could be materially adversely impacted; if we fail to accurately estimate the potential losses related to the wire insulation shrinkback matter, or fail to recover the costs and expenses incurred by us from the supplier, and our profit margins, financial results, business and prospects could be materially adversely impacted; the interruption of the flow of raw materials from international vendors has disrupted our supply chain, including as a result of the imposition of additional duties, tariffs, and other charges on imports and exports; the imposition of trade restrictions, import tariffs, anti-dumping, and countervailing duties; we have modified, and in the future may modify, our business strategy to abandon lines of business or implement new lines of business, and modifying our business strategy could have an adverse effect on our business and financial results; amounts included in our backlog and awarded orders may not result in actual revenue or translate into profits; defects or performance problems in our products or their parts, whether due to manufacturing, installation, or use, including those related to the wire insulation shrinkback matter, have a high consequence of failure and can lead to equipment and systems failure, physical injury or death, and in the past have, and in the future could, result in loss of customers, reputational damage and decreased revenue, and materially adversely impact our business, financial condition and results of operations; we have experienced, and may experience in the future, delays, disruptions, quality control, or reputational problems in our manufacturing operations in part due to our vendor concentration; if we fail to retain our key personnel and attract additional qualified personnel, our business strategy and prospects could suffer; our products are primarily manufactured and shipped from our production facilities in Tennessee, and any damage or disruption at these facilities may harm our business; we may face difficulties integrating and optimizing our consolidated Tennessee-based manufacturing and distribution operations, and may not fully realize the anticipated benefits thereof; safety issues may subject us to penalties, negatively impact customer relationships, result in higher operating costs, and negatively impact employee morale and turnover; the market for our products is competitive, and we face increased competition as new and existing competitors introduce EBOS system solutions and components, which could negatively affect our results of operations and market share; macroeconomic conditions, including high inflation, high interest rates, and geopolitical instability, impact our business and financial results; we are subject to risks associated with the patent infringement complaints that we filed with the U.S. International Trade Commission and District Courts; if we fail to, or incur significant costs in order to obtain, maintain, protect, defend, or enforce our intellectual property portfolio and other proprietary rights, including the patents we are asserting in ongoing patent infringement litigation; acquisitions, joint ventures, and/or investments and the failure to integrate acquired businesses could disrupt our business and negatively impact revenue, results of operations and cash flow; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment could harm our business, financial condition, results of operations and prospects; a significant drop in the price of electricity may harm our business; the unauthorized access to our information technology systems or the disclosure of personal or sensitive data or confidential information, whether through a breach of our computer system or otherwise, could severely disrupt our business; failure of our information technology systems, including those managed by third parties, whether intentional or inadvertent, could lead to delays in our business operations and, if significant or extreme, affect our results of operations; our expansion outside the U.S. could subject us to additional business, financial, regulatory, and competitive risks; our indebtedness could adversely affect our financial flexibility, restrict our current and future operations, and our competitive position; existing electric utility industry, federal, state, and municipal renewable energy and solar energy policies and regulations, including zoning and siting laws, and any subsequent changes, present technical, regulatory, and economic barriers to the purchase and use of solar energy systems that may significantly reduce demand for our products or harm our ability to compete; changes in tax laws or regulations that are applied adversely to us, or our customers could materially adversely affect our business, financial condition, results of operations, and prospects; and the market price of our Class A common stock may decline and may continue to be subject to significant volatility.
These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share (“EPS”)
We define Adjusted Gross Profit as gross profit plus plant optimization expenses. We define Adjusted Gross Profit Percentage as Adjusted Gross Profit divided by revenue. We define Adjusted EBITDA as net income plus/(minus) (i) interest expense, (ii) interest income, (iii) income tax expense/(benefit), (iv) depreciation expense, (v) amortization of intangibles, (vi) equity-based compensation, (vii) gain (loss) on sale of asset (viii) wire insulation shrinkback litigation expenses, (ix) plant optimization expenses, (x) shareholder litigation expenses, and (xi) litigation settlement expense, net of insurance recoveries. We define Adjusted Net Income as net income plus (i) amortization of intangibles, (ii) amortization / write-off of deferred financing costs, (iii) equity-based compensation, (iv) gain (loss) on sale of asset (v) wire insulation shrinkback litigation expenses, (vi) plant optimization expenses, (vii) shareholder litigation expenses, and (viii) litigation settlement expenses, net of insurance recoveries, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common stock outstanding for the applicable period.
Beginning with the three months ended March 31, 2026, we revised our definition of Adjusted EBITDA to exclude shareholder litigation costs, which are reflected in General and Administrative expenses on our consolidated statements of operations. Comparative amounts for prior periods have been recast to conform to the current period presentation. Management believes this revised definition provides a more meaningful representation of the Company’s ongoing operating performance as the costs are not reflective of our core operations.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation, as applicable; (ii) to evaluate the effectiveness of our business strategies; and

(iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.
Among other limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.
Because of these limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage, net income to Adjusted EBITDA, and net income to Adjusted Net Income and Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.

Shoals Technologies Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except shares and par value)

	June 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$15,724	$7,320
Accounts receivable, net	134,822	128,793
Unbilled receivables	22,526	22,133
Inventory	184,720	89,878
Insurance receivable	191	—
Other current assets	11,475	9,762
Total Current Assets	369,458	257,886
Property, plant and equipment, net	63,265	53,302
Goodwill	69,941	69,941
Other intangible assets, net	29,706	33,499
Deferred tax assets	434,758	438,027
Right-of-use operating lease assets	43,946	46,044
Other assets	5,826	5,402
Total Assets	$1,016,900	$904,101

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$65,981	$64,875
Accrued expenses and other	35,270	22,215
Litigation settlement liability	4,499	—
Warranty liability—current portion	3,481	3,202
Deferred revenue	55,245	37,031
Total Current Liabilities	164,476	127,323
Revolving line of credit	196,750	136,750
Right-of-use operating lease liabilities	37,061	38,661
Warranty liability, less current portion	403	403
Other long-term liabilities	991	991
Total Liabilities	399,681	304,128
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 172,196,879 and 171,358,711 shares issued; 168,288,492 and 167,450,324 outstanding as of June 30, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	498,495	493,090
Treasury stock, at cost, 3,908,387 shares as of June 30, 2026 and December 31, 2025	(25,272)	(25,272)
Retained earnings	143,994	132,153
Total Stockholders' Equity	617,219	599,973

Total Liabilities and Stockholders’ Equity	$1,016,900	$904,101

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$163,372	$110,841	$303,929	$191,202
Cost of revenue	113,847	69,639	213,394	121,860
Gross profit	49,525	41,202	90,535	69,342
Operating expenses
General and administrative expenses	28,465	23,064	59,479	44,757
Depreciation and amortization	2,338	2,140	4,616	4,275
Total operating expenses	30,803	25,204	64,095	49,032
Income from operations	18,722	15,998	26,440	20,310
Interest expense	(3,474)	(2,236)	(6,377)	(4,651)
Interest income	268	76	327	194
Litigation settlement expense, net of recoveries	—	—	(5,250)	—
Gain (loss) on sale of assets	—	3,134	(2)	3,134
Foreign currency gain (loss)	(20)	—	(28)	—
Income before income taxes	15,496	16,972	15,110	18,987
Income tax expense	(3,358)	(3,117)	(3,269)	(5,414)
Net income	$12,138	$13,855	$11,841	$13,573

Earnings per share of Class A common stock:
Basic	$0.07	$0.08	$0.07	$0.08
Diluted	$0.07	$0.08	$0.07	$0.08
Weighted average shares of Class A common stock outstanding:
Basic	168,059	167,286	167,808	167,124
Diluted	170,023	167,562	169,893	167,238

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash Flows from Operating Activities
Net income	$11,841	$13,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,732	6,622
Amortization/write off of deferred financing costs	311	311
Equity-based compensation	7,698	5,255
Provision for obsolete or slow-moving inventory	2,245	617
Provision for warranty expense	4,369	256
Deferred taxes	3,269	6,592
Other	3,529	(3,134)
Changes in assets and liabilities:
Accounts receivable	(6,029)	(25,251)
Unbilled receivables	(393)	10,973
Inventory	(97,087)	(1,539)
Other assets	(2,448)	(2,449)
Accounts payable	865	6,099
Accrued expenses and other	10,026	3,937
Warranty liability	(4,090)	(21,463)
Litigation receivable and settlement liabilities	4,308	—
Deferred revenue	18,214	1,338
Net Cash Provided by (Used in) Operating Activities	(34,640)	1,737
Cash Flows from Investing Activities
Purchases of property, plant and equipment	(14,663)	(15,430)
Proceeds from sale of property, plant and equipment	—	5,088
Net Cash Used in Investing Activities	(14,663)	(10,342)
Cash Flows from Financing Activities
Employee withholding taxes related to net settled equity awards	(2,293)	(279)
Proceeds from revolving credit facility	60,000	30,000
Repayments of revolving credit facility	—	(40,000)
Excise taxes on treasury stock transactions	—	59
Net Cash Provided by (Used in) Financing Activities	57,707	(10,220)
Net Increase (Decrease) in Cash and Cash Equivalents	8,404	(18,825)
Cash and Cash Equivalents—Beginning of Period	7,320	23,511
Cash and Cash Equivalents—End of Period	$15,724	$4,686

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

Reconciliation of Gross Profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$163,372	$110,841	$303,929	$191,202
Cost of revenue	113,847	69,639	213,394	121,860
Gross profit	$49,525	$41,202	$90,535	$69,342
Gross profit percentage	30.3%	37.2%	29.8%	36.3%

Plant optimization expense	$496	$—	$1,117	$—
Adjusted gross profit	$50,021	$41,202	$91,652	$69,342
Adjusted gross profit percentage	30.6%	37.2%	30.2%	36.3%

Reconciliation of Net Income to Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$12,138	$13,855	$11,841	$13,573
Interest expense	3,474	2,236	6,377	4,651
Interest income	(268)	(76)	(327)	(194)
Income tax expense	3,358	3,117	3,269	5,414
Depreciation expense	2,740	1,439	4,939	2,830
Amortization of intangibles	1,891	1,896	3,793	3,792
Equity-based compensation	4,381	2,593	7,698	5,254
(Gain) loss on sale of asset	—	(3,134)	2	(3,134)
Wire insulation shrinkback litigation expenses (a)	2,876	2,546	6,583	5,075
Plant optimization expenses (b)	496	—	1,117	—
Shareholder litigation expenses (c)	464	197	2,120	913
Litigation settlement expense (c)	—	—	5,250	—
Adjusted EBITDA	$31,550	$24,669	$52,662	$38,174

Reconciliation of Net Income to Adjusted Net Income (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$12,138	$13,855	$11,841	$13,573
Amortization of intangibles	1,891	1,896	3,793	3,792
Amortization / write-off of deferred financing costs	156	156	311	311
Equity-based compensation	4,381	2,593	7,698	5,254
(Gain) loss on sale of asset	—	(3,134)	2	(3,134)
Wire insulation shrinkback litigation expenses (a)	2,876	2,546	6,583	5,075

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Plant optimization expenses (b)	496	—	1,117	—
Shareholder litigation expenses (c)	464	197	2,120	913
Litigation settlement expense (c)	—	—	5,250	—
Tax impact of adjustments (d)	(2,669)	(1,021)	(6,987)	(2,955)
Adjusted Net Income	$19,733	$17,087	$31,728	$22,829
(a)    For the three and six months ended June 30, 2026, represents $2.9 million and $6.6 million, respectively, of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. For the three and six months ended June 30, 2025, represents $2.5 million and $5.1 million, respectively, of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. We consider this litigation distinct from ordinary course legal matters given the expected magnitude of the expenses, the nature of the allegations in the Company’s complaint, the amount of damages sought, and the impact of the matter underlying the litigation on the Company’s financial results. In the future, we also intend to exclude from our non-GAAP measures the benefit of recovery, if any. We believe excluding expenses from these discrete litigation events provides investors with a better view of the operating performance of our business and allows for comparability through periods.
(b) For the three and six months ended June 30, 2026, represents $0.5 million and $1.1 million of expenses incurred in connection with actions taken to consolidate our operations into a newly constructed facility, including items such as professional fees, relocation, facility set-up and other costs. We believe excluding expenses from these events provides investors with a better view of the operating performance of our business and allows for comparability through periods.
(c)    For the three and six months ended June 30, 2026, represents $0.5 million and $2.1 million of expenses incurred in connection with the Company’s defense of certain derivative and class action litigation and for the three months and six months ended June 30, 2026, represents zero and $5.3 million, respectively, in settlement expenses associated with this litigation. For the three and six months ended June 30, 2025, represents $0.2 million and $0.9 million of expenses incurred in connection with the Company’s defense of certain derivative and class action litigation. We consider expenses incurred in connection with these legal matters distinct from normal matters and expenses within the operation of our business.
(d)    Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes. Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax. The adjustment to the provision for income tax reflects the effective tax rates below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Statutory U.S. Federal income tax rate	21.0%	21.0%	21.0%	21.0%
Permanent adjustments	2.5%	0.6%	2.5%	0.6%
State and local taxes (net of federal benefit)	2.5%	2.4%	2.5%	2.6%
Effective income tax rate for Adjusted Net Income	26.0%	24.0%	26.0%	24.2%

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)
Calculation of Adjusted Diluted Earnings per Share (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Diluted weighted average shares outstanding	170,023	167,562	169,893	167,238

Adjusted Net Income	$19,733	$17,087	$31,728	$22,829
Adjusted Diluted EPS	$0.12	$0.10	$0.19	$0.14